EXHIBIT 10.1

First Amendment to the
EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”), is made as of the 16th day of June, 2009, to the Employment Agreement by and between Arbinet-thexchange, Inc. a Delaware corporation with its headquarters located in New Brunswick, New Jersey (the “Employer”), and Shawn F. O’Donnell (the “Executive”) made as of September 2, 2008 (the “Agreement”).  In consideration of the mutual covenants contained in this Amendment, the Employer and the Executive desire to amend certain provisions of the Agreement as follows:

1.           Section 3(d) is amended by deleting it in its entirety and substituting therefor the following:

                              (a)           The Executive shall maintain a permanent residence in the New Jersey area no later than July 1, 2010.

2.           Section 4(e)(iii)(B) is amended by deleting it in its entirety and substituting therefor the following:

                              (B)          After the Transition Period and until the earlier of July 1, 2010 or the Executive’s relocation to the New Jersey area, the Executive shall be entitled to reimbursement by the Employer for up to Six Thousand Five Hundred Dollars ($6,500) per month of the Executive’s reasonable and documented out-of-pocket expenses incurred by him for living expenses in the New Jersey area and travel to and from the Executive’s residence in the Dallas, Texas area.

3.             Section 6(a)(iv) is amended by deleting it in its entirety and substituting therefor the following:

                              (iv)           the Executive’s failure to maintain a permanent residence in the New Jersey area by no later than July 1, 2010; or

4.           Except as specifically amended by the Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

5.           This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

*remainder of page has intentionally been left blank*

IN WITNESS WHEREOF, this First Amendment to the Employment Agreement has been executed as a sealed instrument by the Employer, by the undersigned duly authorized director, and by the Executive, as of the date set forth above.

ARBINET-THEXCHANGE, INC.

By:	/s/ John B. Penney
Name: John B. Penney
Title: Director

/s/ Shawn F. O’Donnell
Shawn F. O’Donnell